EXHIBIT 32

COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.

ARTICLES SUPPLEMENTARY

Cohen & Steers Advantage Income Realty Fund, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the “Board of Directors”), the Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Section 3-804(b) and (c) of the MGCL, the repeal of which may be effected only by the means authorized by Section 3-802(b)(3) of the MGCL.

SECOND: The election to become subject to Section 3-804(b) and (c) of the MGCL has been approved by the Board of Directors in the manner and by the vote required by law.

THIRD: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested by its Secretary on this              day of December, 2007.

ATTEST:	COHEN & STEERS ADVANTAGE INCOME REALTY FUND, INC.
(SEAL)
Francis C. Poli	Adam M. Derechin
Secretary	President